Independent Auditors' Report



To the Board of Director
s and Shareholders
Aetna Variable Portfolios,
 Inc.

In planning and performing
 our audits of the
 financial statements of
 Aetna Growth VP, Aetna
 High Yield VP, Aetna Index
 Plus Bond VP, Aetna
 Index Plus Large Cap VP,
 Aetna Index Plus Mid
 Cap VP, Aetna Index Plus
 Small Cap VP, Aetna
 International VP, Aetna
 Mid Cap VP, Aetna Real
 Estate Securities VP,
 Aetna Small Company VP
 and Aetna Value
 Opportunity VP (collectively
 the "Funds") for the
 year ended December 31,
 1998, we considered their
 internal control,
 including procedures
 for safeguarding
 securities, in ord

The management of the Funds
 is responsible for
 establishing and
 maintaining internal control.
  In fulfilling this
 responsibility, estimates
 and judgments by management
 are required to
 assess the expected
 benefits and related
 costs of controls.
 Generally, controls that
 are relevant to an
 audit pertain to the
 entity's objective of
 preparing financial
 statements for external
 purposes that are
 fairly presented in
 conformity with
 generally accepted
 accounting principles.
 Those controls
include the safeguarding

Because of inherent
 limitations in internal
 control, errors or
 irregularities may occur
 and not be detected.
  Also, projection of
 any evaluation of
 internal control to future
 periods is subject to
 the risk that it may
 become inadequate
 because of changes in
 conditions or that
 the effectiveness of
 the design and operation
 may deteriorate.

Our consideration of
 internal control would
 not necessarily disclose
 all matters in
 internal control that
 might be material
 weaknesses under
 standards established
 by the American
Institute of Certified
 Public Accountants.
 A material weakness
 is a condition in which
 the design or
 operation of any
 specific internal
 control component d
oes not reduce to
 a relatively low
level the risk that
 errors or
irregularities in amounts
 that would be material
in relation to
 the financial statements
 being audited
 may occur
 by employees in the
normal course of
 performing their
 assigned functions.
  However, we noted
 no matters involving
 internal control,
including controls over
 safeguarding securities,
 that we consider
 to be material weaknesses
 as defined above
 as of December 31, 1998.

This report is intende
d solely for the
 information and use
of management
 and the Securities
 and Exchange Commission.
Hartford, Connecticut
January 29, 1999